UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 09, 2025

Runway Growth Finance Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01180	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave. Suite 4200
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 698-6902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market
8.00% Notes due 2027	RWAYZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 9, 2025, Runway Growth Finance Corp. (“RWAY”) and SWK Holdings Corporation (“SWK”) issued a joint press release announcing the entry into a definitive merger agreement under which (i) RWAY Portfolio Corp., a Delaware corporation and an indirect wholly-owned subsidiary of RWAY, (“Acquisition Sub”) will merge with and into SWK, with SWK continuing as the surviving company and as a wholly-owned subsidiary of RWAY Portfolio Holding Corp., a Delaware corporation and an indirect wholly-owned subsidiary of RWAY (“Intermediary Sub”), or, in the alternative, SWK will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving company and as a wholly-owned subsidiary of Intermediary Sub (in either case, the “First Merger”), (ii) immediately after the effectiveness of the First Merger, SWK or Acquisition Sub, as applicable, will merge with and into Intermediary Sub, with Intermediary Sub continuing as the surviving company and as a wholly-owned subsidiary of RWAY (the “Second Merger”), and (iii) immediately after effectiveness of the Second Merger, Intermediary Sub will merge with and into RWAY, with RWAY continuing as the surviving corporation. A copy of the joint press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Joint Press Release of Runway Growth Finance Corp. and SWK Holdings Corporation, dated as of October 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Finance Corp.

Date:	October 9, 2025	By:	/s/ Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer, and Secretary